 Exhibit 99.1

Ribbon Communications Inc. Reports
First Quarter 2024 Financial Results

Significant profitability improvement with >700 bps increase in Gross Margin

Selected by Verizon for multi-year Advanced Voice Network Platform

April 24, 2024

Conference Call Details:

Conference call to discuss the Company’s financial results for the first quarter ended March 31, 2024.

Date: Wednesday, April 24, 2024

Time: 8:30 a.m. (ET)

Dial-In Information:
US/Canada: 877-407-2991

International: 201-389-0925

Instant Telephone Access: Call me™

A telephone playback of the call will be available following the conference call until May 8, 2024 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13745635.

Live (Listen-Only) Webcast:

Available via the Investor Relations website, where a replay will also be available shortly following the conference call.

For more details on financial results, please visit investors.ribboncommunications.com.

Investor Relations

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real time communications technology and IP optical networking solutions to many of the world’s largest service providers, enterprises, and critical infrastructure operators to modernize and protect their networks, today announced its financial results for the first quarter 2024.

Revenue for the first quarter of 2024 was $180 million, compared to $186 million for the first quarter of 2023. First quarter 2024 GAAP Loss from Operations improved $22 million year over year, and Non-GAAP Adjusted EBITDA improved $14 million to $12 million. GAAP and Non-GAAP Gross Margin improved over 700 basis points year over year.

“I am very pleased with the improvement in our profitability year over year, exceeding the high end of our guidance. Sales in the EMEA region were strong across Service Provider and Critical Infrastructure markets, growing 24% year over year,” stated Bruce McClelland, President and Chief Executive Officer of Ribbon Communications.

“Sales in our IP Optical Networks segment increased year over year for the seventh consecutive quarter, up 9% over the previous year. Lower product costs and strong regional mix contributed to the gross margin being above 40% for the segment once again,” Mr. McClelland added. “While Cloud & Edge sales were down in the first quarter, we believe we have reached a low point in U.S. Tier One Service Provider spending. We expect the new multi-year Verizon Network Modernization program announced today, recovery in broader Service Provider spending, and continued growth in Enterprise, including new U.S. Federal projects, to return our Cloud & Edge segment to growth.”

Financial Highlights1

	Three months ended
	March 31,
In millions, except per share amounts	2024	2023
GAAP Revenue	$180	$186
GAAP Net income (loss)	$(30)	$(38)
Non-GAAP Net income (loss)	$(1)	$(3)
Non-GAAP Adjusted EBITDA	$12	$(2)
GAAP diluted earnings (loss) per share	$(0.18)	$(0.23)
Non-GAAP diluted earnings (loss) per share	$(0.01)	$(0.02)
Weighted average shares outstanding basic	172	169
Weighted average shares outstanding diluted	175	175

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

“We now have six quarters in a row of year-over-year Adjusted EBITDA improvement, leading to a trailing twelve- month Adjusted EBITDA of $105 million. This resulted in a bank leverage ratio of 2.7x, in our target range of 2x-3x. The first quarter also delivered solid order bookings and good cash from operations of $13 million. We believe these results demonstrate improvement in our business as we execute our strategy,” said Mick Lopez, Chief Financial Officer of Ribbon Communications.

Business Outlook1

For the second quarter of 2024, the Company projects revenue of $200 million to $210 million. Non-GAAP gross margin is projected in a range of 53.5% to 54.5%. Adjusted EBITDA is projected in a range of $20 million to $25 million.

The Company’s outlook is based on current indications for its business, which are subject to change.

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Conference Schedule

▪	May 14-15, 2024: 19th Annual Needham Technology, Media, and Consumer Conference
▪	May 22-23, 2024: B. Riley Securities 24th Annual Institutional Investor Conference
▪	May 29, 2024: 21st Annual Craig-Hallum Institutional Investor Conference
▪	June 25, 2024: Northland Growth Conference 2024

About Ribbon
Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the Company’s projected financial results for the second quarter of 2024 and beyond; the impact of the wars in Israel and Ukraine; customer spending and engagement and momentum; plans and objectives for future operations, including cost reductions; capital structure changes and plans for future product development and manufacturing and the expected benefits therefrom, are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, are intended to identify forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, the effects of geopolitical instabilities and wars, including in Israel and Ukraine (and the impact of sanctions and trade restrictions imposed as a result thereof); operational disruptions at facilities located in Israel including as a result of military call-ups of the Company’s employees in Israel, closure of the offices there or the temporary or long-term closure of contract manufacturing in the region; the potential impact of litigation; risks related to supply chain disruptions, including as a result of component availability; the timing and ability to complete a refinancing of the Company’s current credit agreement; the impact of new terms and/or covenants in agreements entered into to refinance the current credit agreement; risks resulting from higher interests rates and continued inflationary pressures; the impact of restructuring and cost-containment activities; unpredictable fluctuations in quarterly revenue and operating results; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; market acceptance of the Company’s products and services; rapid technological and market change; the ability to protect Company intellectual property rights and obtain necessary licenses; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; increases in tariffs, trade restrictions or taxes on the Company’s products; and currency fluctuations.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2023. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors will allow investors to view the financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, its management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

In connection with a certain ongoing contract litigation where Ribbon is defendant (as described in Note 26 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2023), the Company has incurred litigation costs beginning in the first quarter of 2023. These costs are included as a component of general and administrative expense. The Company believes that such costs are not part of its core business or ongoing operations, are unplanned and generally not within its control. Accordingly, the Company believes that excluding the litigation costs related to this specific legal matter facilitates the comparison of the Company’s financial results to its historical operating results and to other companies in its industry.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of the Company and its acquired businesses. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Preferred Stock and Warrant Liability Issuance Costs

The Company incurred $3.5 million of investment banking, advisory and legal fees in its March 2023 private placement of the Series A Preferred Stock and warrants to purchase shares of the Company’s common stock, both of which are classified by the Company as liabilities that are marked to market each reporting period. The Company excludes these issuance costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of other companies in its industry, and it allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Preferred Stock and Warrant Liability Mark-to-Market Adjustment

The Company recorded adjustments to the fair value of its Series A Preferred Stock and warrants to purchase shares of the Company’s common stock in Other (expense) income, net. Both instruments issued in March 2023 in connection with the Company’s private placement and are classified as liabilities and marked to market each reporting period. The Company excluded these gains and losses from the change in the fair value of these liabilities because it believes that such gains or losses were not part of its core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Non-GAAP income tax provision assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. The Company is reporting its non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from income (loss) from operations: depreciation; stock-based compensation; amortization of acquired intangible assets; certain litigation costs; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, the Company excludes the expenses that it considers to be non-cash and/or not a part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Revenue:
Product	$87,610	$125,984	$93,318
Service	92,054	100,417	92,841
Total revenue	179,664	226,401	186,159

Cost of revenue:
Product	45,794	61,183	62,063
Service	35,364	37,205	35,305
Amortization of acquired technology	6,551	6,305	7,389
Total cost of revenue	87,709	104,693	104,757

Gross profit	91,955	121,708	81,402

Gross margin	51.2%	53.8%	43.7%

Operating expenses:
Research and development	45,763	45,351	51,304
Sales and marketing	34,716	35,361	35,399
General and administrative	15,191	13,686	14,045
Amortization of acquired intangible assets	6,706	6,861	7,264
Acquisition-, disposal- and integration-related	-	1,494	1,642
Restructuring and related	3,065	2,285	6,937
Total operating expenses	105,441	105,038	116,591

Income from operations	(13,486)	16,670	(35,189)
Interest expense, net	(5,987)	(6,989)	(6,422)
Other (expense) income, net	(7,513)	(3,232)	4,772

Income (loss) before income taxes	(26,986)	6,449	(36,839)
Income tax benefit (provision)	(3,375)	630	(1,466)

Net income (loss)	$(30,361)	$7,079	$(38,305)

Income (loss) per share:
Basic	$(0.18)	$0.04	$(0.23)
Diluted	$(0.18)	$0.04	$(0.23)

Weighted average shares used to compute income (loss) per share:
Basic	172,428	171,755	168,541
Diluted	172,428	172,990	168,541

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$30,931	$26,630
Accounts receivable, net	212,498	268,421
Inventory	80,758	77,521
Other current assets	44,943	46,146
Total current assets	369,130	418,718

Property and equipment, net	40,758	41,820
Intangible assets, net	224,880	238,087
Goodwill	300,892	300,892
Deferred income taxes	72,438	69,761
Operating lease right-of-use assets	37,110	39,783
Other assets	33,252	35,092
	$1,078,460	$1,144,153

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt *	$228,168	$35,102
Accounts payable	66,847	85,164
Accrued expenses and other	84,491	91,687
Operating lease liabilities	14,213	15,739
Deferred revenue	110,596	113,381
Total current liabilities	504,315	341,073

Long-term debt, net of current *	-	197,482
Warrant liability	5,927	5,295
Preferred stock liability	56,204	53,337
Operating lease liabilities, net of current	36,768	38,711
Deferred revenue, net of current	14,019	19,218
Deferred income taxes	5,616	5,616
Other long-term liabilities	30,953	30,658
Total liabilities	653,802	691,390

Commitments and contingencies

Stockholders' equity:
Common stock	17	17
Additional paid-in capital	1,962,602	1,958,909
Accumulated deficit	(1,550,311)	(1,519,950)
Accumulated other comprehensive income	12,350	13,787
Total stockholders' equity	424,658	452,763
	$1,078,460	$1,144,153

* The Company’s debt, substantially all of which represents Term Debt outstanding under our 2020 Credit Facility, is scheduled to mature on March 3, 2025, and is therefore presented entirely in the above as a current liability as of March 31, 2024. The Company is currently seeking to refinance the Term Debt before filing of the Form 10-Q for the quarter ended March 31, 2024.  Should a refinancing transaction occur prior to the filing of our Form 10-Q the Term Debt would be presented in the Company’s Form 10-Q as Long-term debt, net of current in accordance with US GAAP.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 31,	March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(30,361)	$(38,305)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	3,394	3,510
Amortization of intangible assets	13,257	14,653
Amortization of debt issuance costs	716	1,065
Amortization of accumulated other comprehensive gain related to interest rate swap	(1,756)	-
Stock-based compensation	4,522	5,848
Deferred income taxes	(2,620)	(6,048)
Gain on sale of swap	-	(7,301)
Change in fair value of warrant liability	632	-
Change in fair value of preferred stock liability	1,512	-
Dividends accrued on preferred stock liability	1,355	-
Foreign currency exchange (gains) losses	1,144	(2,185)
Changes in operating assets and liabilities:
Accounts receivable	55,384	19,742
Inventory	(4,379)	(2,917)
Other operating assets	7,923	15,031
Accounts payable	(17,837)	(10,405)
Accrued expenses and other long-term liabilities	(11,800)	11,521
Deferred revenue	(7,986)	6,924
Net cash provided by operating activities	13,100	11,133

Cash flows from investing activities:
Purchases of property and equipment	(2,513)	(2,413)
Purchases of software licenses	(150)	-
Net cash used in investing activities	(2,663)	(2,413)

Cash flows from financing activities:
Borrowings under revolving line of credit	15,000	-
Principal payments on revolving line of credit	(15,000)	-
Principal payments of term debt	(5,014)	(80,015)
Payment of debt issuance costs	-	(1,562)
Proceeds from issuance of preferred stock and warrant liabilities	-	53,350
Proceeds from the exercise of stock options	17	1
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(846)	(1,893)
Net cash used in financing activities	(5,843)	(30,119)

Effect of exchange rate changes on cash and cash equivalents	(293)	171

Net increase (decrease) in cash and cash equivalents	4,301	(21,228)
Cash and cash equivalents, beginning of year	26,630	67,262
Cash and cash equivalents, end of period	$30,931	$46,034

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Stock-based compensation
Cost of revenue - product	$106	$125	$149
Cost of revenue - service	472	550	535
Cost of revenue	578	675	684

Research and development	1,068	1,112	1,262
Sales and marketing	1,157	1,438	2,129
General and administrative	1,719	1,667	1,773
Operating expense	3,944	4,217	5,164

Total stock-based compensation	$4,522	$4,892	$5,848

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2024	2023	2023
GAAP Gross margin	51.2%	53.8%	43.7%
Stock-based compensation	0.3%	0.3%	0.4%
Amortization of acquired technology	3.6%	2.7%	4.0%
Non-GAAP Gross margin	55.1%	56.8%	48.1%

GAAP Net income (loss)	$(30,361)	$7,079	$(38,305)
Stock-based compensation	4,522	4,892	5,848
Amortization of acquired intangible assets	13,257	13,166	14,653
Litigation costs	951	538	177
Acquisition-, disposal- and integration-related	-	1,494	1,642
Restructuring and related	3,065	2,285	6,937
Preferred stock and warrant liability issuance costs	-	-	3,545
Preferred stock and warrant liability mark-to-market adjustment	3,499	3,724	-
Tax effect of non-GAAP adjustments	3,971	(11,606)	2,676
Non-GAAP Net income (loss)	$(1,096)	$21,572	$(2,827)

GAAP Diluted earnings (loss) per share	$(0.18)	$0.04	$(0.23)
Stock-based compensation	0.03	0.03	0.04
Amortization of acquired intangible assets	0.07	0.08	0.08
Litigation costs	0.01	*	*
Acquisition-, disposal- and integration-related	-	0.01	0.01
Restructuring and related	0.02	0.01	0.04
Preferred stock and warrant liability issuance costs	-	-	0.02
Preferred stock and warrant liability mark-to-market adjustment	0.02	0.02	-
Tax effect of non-GAAP adjustments	0.02	(0.07)	0.02
Non-GAAP Diluted earnings (loss) per share	$(0.01)	$0.12	$(0.02)

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	172,428	171,755	168,541
Shares used to compute Non-GAAP diluted earnings (loss) per share	172,428	172,990	168,541

GAAP Income (loss) from operations	$(13,486)	$16,670	$(35,189)
Depreciation	3,394	3,502	3,510
Stock-based compensation	4,522	4,892	5,848
Amortization of acquired intangible assets	13,257	13,166	14,653
Litigation costs	951	538	177
Acquisition-, disposal- and integration-related	-	1,494	1,642
Restructuring and related	3,065	2,285	6,937
Non-GAAP Adjusted EBITDA	$11,703	$42,547	$(2,422)

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands)

(unaudited)

	Trailing Twelve Months
	March 31,	December 31,	March 31,
	2024	2023	2023
GAAP Income (loss) from operations	$(2,582)	$(24,285)	$(44,459)
Depreciation	13,989	14,105	14,920
Stock-based compensation	20,480	21,806	20,300
Amortization of acquired intangible assets	55,495	56,891	60,299
Litigation costs	2,081	1,307	177
Acquisition-, disposal- and integration-related	2,834	4,476	6,079
Restructuring and related	12,337	16,209	12,956
Non-GAAP Adjusted EBITDA	$104,634	$90,509	$70,272

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending June 30, 2024		Year ending December 31, 2024
	Midpoint (1)	Range	Midpoint (1)	Range
Revenue ($ millions)	$205	+/-$5M	$855	+/-$15M

Gross margin:
GAAP outlook	50.6%		50.3%
Stock-based compensation	0.3%		0.3%
Amortization of acquired technology	3.1%		2.9%
Non-GAAP outlook	54.0%	+/-0.5%	53.5%	+/-0.5%

Adjusted EBITDA ($ millions):
GAAP income (loss) from operations	$(2.5)		$13.4
Depreciation	3.7		14.8
Stock-based compensation	4.5		18.6
Amortization of acquired intangible assets	13.0		50.8
Litigation costs	1.1		2.7
Restructuring and related	2.7		14.7
Non-GAAP outlook	$22.5	+/-$2.5M	$115.0	+/-$5M

(1) Q2 2024 and FY 2024 outlook represents the midpoint of the expected ranges